UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016 (March 15, 2016)

QUANTUM MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

214-701-8779

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material definitive agreement.

Quantum Materials Corp. (“QMC”) and its wholly-owned subsidiary Solterra Renewable Technologies, Inc. (“Solterra”) have each entered into amended licensing agreements with William Marsh Rice University (“Rice University”).

Prior to the above-mentioned amendments, on August 20, 2008, Solterra entered into a License Agreement with Rice University, which was amended and restated on September 26, 2011; also on September 26, 2011, QMC entered into a new License Agreement with Rice (collectively the “Rice License Agreements”). On August 21, 2013, QMC and Solterra each entered into amended license agreements with Rice University. The Rice License Agreements and subsequent amendments have been previously filed as exhibits to Forms 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	March 15, 2016 Amendment to the License Agreement between QMC and Rice University. (Filed herewith.)

10.2	March 24, 2016 Amendment to the License Agreement between Solterra and Rice University. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: March 31, 2016	/s/ Craig Lindberg
Craig Lindberg, CFO